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                                                                    Exhibit 4.3

                               ABBOTT LABORATORIES

                       ACTIONS OF THE AUTHORIZED OFFICERS


         Pursuant to the authority granted by the Board of Directors of Abbott Laboratories ("Corporation") in its February 9, 2001 resolutions, the undersigned agree as follows:

         1. The Corporation shall issue $1,650,000,000 aggregate principal amount of the Corporation's 5.125% Notes due July 1, 2004 ("Notes due 2004"), and $1,600,000,000 aggregate principal amount of the Corporation's 5.625% Notes due July 1, 2006 ("Notes due 2006," and, together with the Notes due 2004, the "Notes").

         2. The Corporation shall issue and sell the Notes due 2004 and the Notes due 2006 to Banc of America Securities LLC, Goldman, Sachs & Co., Salomon Smith Barney Inc., Banc One Capital Markets, Inc., Morgan Stanley & Co. Incorporated, ABN AMRO Incorporated, BMO Nesbitt Burns Corp., First Union Securities, Inc., ING Barings LLC, SG Cowen Securities Corporation, Wachovia Securities, Inc., and The Williams Capital Group, L.P. (collectively, "Underwriters") pursuant to an Underwriting Agreement dated June 28, 2001, and a Pricing Agreement dated June 28, 2001 ("Pricing Agreement"), between the Corporation and the Underwriters, upon the terms and conditions set forth therein, to be issued under and in accordance with an Indenture, dated as of February 9, 2001, between the Corporation and the Bank One Trust Company, N.A., as Trustee ("Trustee"), relating to the Notes due 2004 and the Notes due 2006 and other obligations ("Indenture").

         3. In addition to the other terms provided in the Indenture with respect to securities issued thereunder, all as more particularly described in the Pricing Agreement, the Prospectus and the Prospectus Supplement relating to the Notes and the forms of Notes referred to below, the Notes shall contain the following terms:

         (a) The Notes due 2004 shall be entitled "5.125% Notes due July 1, 2004", and the Notes due 2006 shall be entitled "5.625% Notes due July 1, 2006";

         (b) The Notes due 2004 shall be limited in aggregate principal amount to $1,650,000,000 and the Notes due 2006 shall be limited in aggregate principal amount to $1,600,000,000, subject to any increase in the aggregate principal amount of the Notes due 2004 and the Notes due 2006 which the Corporation may in its discretion effectuate in the future.

         (c) Interest shall be payable to the persons in whose names the Notes due 2004 and the Notes due 2006 are registered at the close of business on the applicable Regular Record Date (as defined below);

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         (d) The principal of the Notes due 2004 is payable on July 1, 2004, and the principal of the Notes due 2006 is payable on July 1, 2006;

         (e) The Notes due 2004 shall bear interest at the rate of 5.125% per annum beginning July 5, 2001. The Notes due 2006 shall bear interest at the rate of 5.625% per annum beginning July 5, 2001. Interest on the Notes due 2004 and the Notes due 2006 will be payable semi-annually on the first day of January and July of each year (each an "Interest Payment Date"), commencing on January 1, 2002. Interest shall be paid to persons in whose names the Notes due 2004 and the Notes due 2006 are registered on the December 15 or June 15 preceding the Interest Payment Date (each a "Regular Record Date");

         (f) Payment of the principal of, and any premium and interest on, the Notes due 2004 and the Notes due 2006 will be made at the office or agency of the Corporation maintained for that purpose in Chicago, Illinois;

         (g) The Notes due 2004 and the Notes due 2006 may be redeemed at any time at Abbott's option, in whole or from time to time in part, at a redemption price equal to the sum of (1) the principal amount of the Notes due 2004 and the Notes due 2006 being redeemed plus accrued interest to the redemption date and (2) the Make-Whole Amount, as such term is defined in the Prospectus Supplement, if any;

         (h) The Notes due 2004 and the Notes due 2006 shall not provide for any sinking fund;

         (i) The Notes due 2004 and the Notes due 2006 are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof;

         (j) The payment of the principal of, and any premium and interest on, the Notes due 2004 and the Notes due 2006 shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts;

         (k) The payment of principal of, and any premium and interest on, the Notes due 2004 and the Notes due 2006 shall not be determined with reference to an index or formula;

         (l) There shall be no optional currency or currency unit in which the payment of principal of, and any premium and interest on, the Notes due 2004 and the Notes due 2006 shall be payable;

         (m) Both Section 13.2 and 13.3 of the Indenture shall apply to the Notes due 2004 and the Notes due 2006;

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         (n) The Notes due 2004 and the Notes due 2006 shall be in the form of Book-Entry Securities as set forth in the Indenture;

         (o) The principal amount of the Notes due 2004 and the Notes due 2006 shall be payable upon declaration of acceleration pursuant to Section
         5.2 of the Indenture; and

         (p) The other terms and conditions of the Notes due 2004 and the Notes due 2006 shall be substantially as set forth in the Indenture and in the Prospectus and the Prospectus Supplement relating to the Notes due 2004 and the Notes due 2006.

         4. The forms of the Notes due 2004 and the Notes due 2006 shall be substantially as attached hereto as EXHIBIT A.

         5. The price at which the Notes due 2004 shall be sold by the Corporation to the Underwriters pursuant to the Pricing Agreement shall be 99.381% of the principal amount thereof, plus accrued interest, if any, from July 5, 2001 to the time of delivery of the Notes due 2004.

         6. The price at which the Notes due 2006 shall be sold by the Corporation to the Underwriters pursuant to the Pricing Agreement shall be 99.071% of the principal amount thereof, plus accrued interest, if any, from July 5, 2001 to the time of delivery of the Notes due 2006.

         7. The Notes due 2004 initially will be offered to the public by the Underwriters at 99.831% of the principal amount thereof, plus accrued interest, if any, from July 5, 2001 to the time of delivery of the Notes due 2004.

         8. The Notes due 2006 initially will be offered to the public by the Underwriters at 99.671% of the principal amount thereof, plus accrued interest, if any, from July 5, 2001 to the time of delivery of the Notes due 2006.

         9. The execution and delivery of the Pricing Agreement, dated June 28, 2001, and substantially in the form attached hereto as EXHIBIT B, is hereby approved.

         10. Any officer of this Corporation is hereby authorized and empowered to execute the Notes due 2004 and the Notes due 2006 of this Corporation in the forms he or she deems appropriate, and to deliver such Notes to the Trustee with a written order directing the Trustee to have the Notes authenticated and delivered to such persons as such officer designates.

         11. Bank One Trust Company, N.A. is hereby designated and appointed as Paying Agent and Securities Registrar with respect to the Notes due 2004 and the Notes due 2006.

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Dated:   June 28, 2001

                                      AUTHORIZED OFFICERS OF
                                      ABBOTT LABORATORIES



                                      By   /s/ Greg W. Linder
                                        ---------------------------------------
                                           Name:  Greg W. Linder
                                           Title: Vice President and
                                                  Treasurer


                                      By   /s/ T.C. Freyman
                                        ---------------------------------------
                                           Name:  T.C. Freyman
                                           Title: Senior Vice President,
                                                  Finance and Chief
                                                  Financial Officer

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